Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2006, except as to Note 13, for which the date is March 14, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of NIC Inc., which appears in NIC Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

                                             /s/ PricewaterhouseCoopers LLP
                                              Kansas City, Missouri
                                              November 20, 2006